                                                                    EXHIBIT 3.28

                 NATIONAL COMPANIES AND SECURITIES COMMISSION

                               COMPANIES FORM 27
Registered No.: 893109158                                      Sub-section 72(S)

                          Companies (Queensland) Code


                        CERTIFICATE OF INCORPORATION ON
                           CHANGE OF NAME OF COMPANY

                              This is to Certify

                                     that

HURSTLOW PTY LIMITED which was on the TWENTY-SIXTH day of SEPTEMBER, 1989 incorporated under the Companies (Queensland) Code as a proprietary company, on the TENTH day of JULY, 1990 changed its name to T.E.S. MINING SERVICES PTY. LTD. and that the company is a proprietary company, and is a company limited by shares.


                              Given under the seal of the National Companies and Securities Commission of BRISBANE on this TENTH day of JULY, 1990


                              __________________________________________________

                                   MACULROB
                                   SERVICES PTY. LTD.


                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      and
                                      ---

                    MEMORANDUM and ARTICLES OF ASSOCIATION
                    --------------------------------------

                                      of
                                      --

                             HURSTLOW PTY LIMITED
                             --------------------

                 NATIONAL COMPANIES AND SECURITIES COMMISSION

                               COMPANIES FORM 17
Registered No.: 89310915F                                      Sub-section 35(2)

                          Companies (Queensland) Code


                        CERTIFICATE OF INCORPORATION OF
                              PROPRIETARY COMPANY

                              This is to Certify

                                     that

HURSTLOW PTY LIMITED is on the TWENTY-SIXTH day of SEPTEMBER, 1989 incorporated as a proprietary company, being a company limited by shares.



                              Given under the seal of the National Companies and Securities Commission at BRISBANE on this TWENTY-SIXTH day of SEPTEMBER, 1989


                              __________________________________________________

                          COMPANIES (QUEENSLAND) CODE
                          ---------------------------

                          A Company Limited by Shares


                           MEMORANDUM OF ASSOCIATION
                           -------------------------

                                    - of -

                             HURSTLOW PTY LIMITED
                             --------------------


                                     NAME
                                     ----

1.   The name of the company is HURSTLOW PTY LIMITED.
                                --------------------

2. The powers of the company are those contained in the Companies (Queensland) Code and, subject thereto, the company has the rights, the powers and the privileges of a natural person and, without limiting the generality of the foregoing, has power -

(a)  to issue and allot fully or partly paid shares in the company;

(b)  to issue debentures of the company;

(c) to distribute any of the property of the company among the members, in kind or otherwise;

(d)  to give security by charging uncalled capital;

(e)  to grant a floating charge on property of the company;

(f) to procure the company to be registered or recognized as a body corporate in any place outside the State; and

(g)  to do any other act that it is authorized to do by any other law.

3.   The liability of the members is limited.

4.   The share capital with which the company proposes to be registered in ONE
                                                                           ---
MILLION DOLLARS ($1,000,000.00) divided into one million (1,000,000) shares of
---------------
ONE DOLLAR ($1.00) each.
----------

5. The full names, address and occupations of the subscribers to this Memorandum of Association and the number of shares they respectively agree to take are as follows:

                                                               NO. OF SHARES
        NAME              ADDRESS              OCCUPATION       SUBSCRIBER
        ----              -------              ----------     AGREES TO TAKE
                                                              ---------------
Thomas William        99 Creek Street          Accountant     One (1)
Alexander             Brisbane                                Ordinary Share

Charles Donald        99 Creek Street          Clerk          One (1)
Alexander Richard     Brisbane                                Ordinary Share

WHEREAS the subscribers hereto, are desirous of being formed into a company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the company set out opposite our respective names in the last preceding paragraph hereof.

Dated this 21/st/ day of September, 1989.

    SIGNATURE OF          NUMBER OF SHARES           SIGNATURE AND
     SUBSCRIBER          AGREES TO BE TAKEN       ADDRESS OF WITNESS
    ------------         ------------------       -------------------
                         One (1) ordinary
/s/ Thomas William       share                    /s/
------------------                                -------------------
Alexander
--------------------

                         One (1) ordinary         99 Creek Street
/s/ Charles Donald       share                    Brisbane
------------------
 Alexander Richard
--------------------

                                                  (Witness to both
                                                  signatures)

                          COMPANIES (QUEENSLAND) CODE
                          ---------------------------

                   A R T I C L E  O F  A S S O C I A T I 0 N
                   -----------------------------------------

                                    - of -

                             HURSTLOW PTY LIMITED
                             --------------------

                              ADOPTION OF TABLE A
                              -------------------

1. The regulations contained in Table A in the Third Schedule to the Companies (Queensland) Code (called "Table A") shall apply to the company save in so far as they are excluded or varied hereby or are inconsistent herewith and in addition thereto the following shall be the regulations of the company.

                              PROPRIETARY COMPANY
                              -------------------

2. The company shall be a proprietary company and accordingly the following provisions shall have affect:

(a) The right to transfer shares in the company shall be restricted in the manner hereinafter provided;

(b) The number of the members of the company (counting joint holders of shares as one person and not counting any person in the employment of the company or of its subsidiary or any person who while previously in the employment of the company or of its subsidiary was and thereafter has continued to be a member of the company) shall not at any time exceed fifty;

(c) The company shall not make any invitation to the public to subscribe for and any offer to the public to accept subscriptions for any shares in or debentures of the company;

(d) The company shall not make any invitation to the public to deposit money with the company for fixed periods or payable at call whether bearing or not bearing interest nor and any offer to the public to accept deposits of money whether bearing or not bearing interest;

(e) The directors may at any time require any person whose name 13 entered in the Register of Members or any proposed transferee or transferees to furnish any information supported (if the directors so require) by a statutory declaration which they may consider necessary for the purpose of determining whether or not the company is or would be if any transfer or transfers lodged for registration or proposed to be so lodged, an exempt proprietary company within the meaning of sub-section (5) of Section 5 of the Companies (Queensland) Code. This sub-clause shall be deemed to be a condition attaching to the issue of every share by the company.

If any such person as aforesaid, on being required by the directors to furnish information as aforesaid, shall fail to comply with such requirement the directors may (without prejudice to any other powers vested in them) refuse to register any relevant transfer lodged for registration of any share in respect of which their requirement is made.

                                    SHARES
                                    ------

3.   (a)   The shares of the company shall be under the control of the directors who may issue and allot them as one class or several classes and at such time or times and in such manner in all respects as the directors shall think fit. Any of the shares of the company for the time being unissued or any new shares from time to time to be created may from time to time be issued as fully paid up with any guarantee or any right or preference whether in respect of dividends or of repayment of capital or both or any other special privilege or advantage over any shares previously issued or then about to be issued or at such premium or with such deferred rights as compared with any shares previously issued or then about to be issued or subject to any such conditions or provisions and without any special rights or without the right of voting and generally on such terms as the directors may from time to time determine. If at any time there are any preference shares in the share capital of the company all shares other than preference shares shall be called ordinary shares.

     (b) If at any time the share capital of the company is divided into different classes Of shares the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may whether or not the company is being wound up or not be varied with the consent in writing of the holders of three fourths of the issued shares of that Class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class.

     (c) The share capital of the company is ONE MILLION DOLLARS ($1,000,000.00) divided into ONE MILLION (1,000,000) shares of ONE DOLLAR ($1.00) each and classified as:-

     992,000 - ordinary shares ("Ordinary Shares")
       1,000 - "A" class shares ("A Shares")
       1,000 - "B" class shares ("B Shares")
       1,000 - "C" class shares ("C Shares")
       1,000 - "D" class shares ("D Shares")
       1,000 - "E" class shares ("E Shares")
       1,000 - "F" class shares ("F Shares")
       1,000 - "G" class shares ("G Shares")
       1,000 - "H" class shares ("H Shares")
     and shall be subject to the following rights, privileges conditions and obligations:-

     (i) The ordinary shares, the A shares and the B shares shall entitle the holder or holders thereof to receive notice of meetings and shall confer upon any holder thereof when present in person or by proxy or by attorney at any general show of hands and upon a poll to cast one (1) vote for each share held.

     (ii) The C, D, E, F, G and H shares shall carry no voting rights whatsoever.

     (iii) Where at any time there shall be more than one class Of shares on issue, any dividend or distribution of capitalized profits may be declared by the company in general meeting, and as the Directors from time to time recommend, and all dividends whether interim or otherwise may be paid, and distribution of capitalized profits made on the shares of any one or more class or classes of shares to the exclusion of the shares of any other class or classes and if at any meeting dividends are declared or distributions made on more than one class the dividend declared or distribution made on the shares of any such class may be at a higher or lower rate than or at the same rate as the dividend declared or distribution made on the shares of the other or others of such classes provided that the shares in each class shall inter se? participate pari passu in any dividend declared or any distribution of capitalized profits made in respect of that class.

     (iv) Upon a reduction of capital or winding up of the company, the F, G and H shares shall as regards return of capital rank pari passu inter se? with all other shares in the capital of the company, but shall not carry the right to any further participation in the surplus assets or profits.

                              SHARE CERTIFICATES
                              ------------------

4. The following conditions shall apply to the issue of all shares by the company:

(a) That in relation to the allotment of any share or shares no share certificate need be completed and be ready for delivery until after the expiration of one month from the receipt by the company from the particular shareholder of a written request for a share certificate in respect of the relevant shareholding.

(b) That in relation to the transfer of any share or shares (whether there previously has been a share certificate completed and delivered or not) then notwithstanding the entry of the name of the transferee in the Register of Members no share certificate need be completed and be ready for delivery until after the expiration of one month from the receipt by the company from the particular transferee (having been registered as a member) of a written request for a share certificate in respect of the relevant shareholding.

(c) That notwithstanding the conditions in paragraphs (a) and (b) hereof the company shall not be bound to complete and deliver any share certificate unless the particular shares are fully paid.

(d) That should any member whether the original allottee or the transferee of any share or shares make written request as aforesaid then the company shall complete and deliver the share certificate to which the particular member is entitled within one month after the expiration of the month hereinbefore referred to.

                                     LIEN
                                     ----

5. The lien conferred by Regulation 8 of Table A shall attach to fully paid up shares and to all shares registered in the name of any person indebted or under liability to the company whether he shall be the sole registered holder thereof or shall be one of two or more joint holders.

                                   EVIDENCE
                                   --------

6. On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register of Members of the company as the holder or one of the holders of the shares in respect of which such debt accrued; that the resolution making the call is duly recorded in the minute book; and that the notice of such call was duly given to the member sued in pursuance of these presents and it shall not be necessary to prove the appointment of the director who made such call; nor any other matters whatsoever but the proof of the matters aforesaid shall be conclusive evidence of the debt.

                              TRANSFER OF SHARES
                              ------------------

7.   (a)   The directors may in their absolute and uncontrolled discretion decline to register any proposed transfer of shares without assigning any reason for such refusal and may also decline to register any transfer of shares upon which the company has a lien. Regulation 21 of Table A shall be modified accordingly.

     (b) A transfer of shares shall not be registered unless a proper instrument of transfer has been delivered to the company. The instrument of transfer of any shares shall be signed by both the transferror and the transferee and the transferror shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof. The directors may in any case dispense with production of the relevant certificate or certificates.

     (c) Either the transferror or the transferee may request the directors to state in writing as to whether there is or are any existing share certificate or certificates in respect of the shares referred to in the transfer and if the directors state in the negative then the production of any share certificate or certificates shall be dispensed with.

     (d) The directors may in any case dispense with the production of any share certificate or certificates in relation to any transfer on such terms and conditions as they see fit.

                              INCREASE IN CAPITAL
                              -------------------

8. Regulation 38 of Table A shall not apply to this company. Article 3 hereof shall apply to all shares whether forming part of the original capital or additional or new capital.

                                GENERAL MEETING
                                ---------------

9. A general meeting of the company shall be held in accordance with the provisions of the Companies (Queensland) Code at such time and place as the directors shall appoint. In default of a general meeting being so held a general meeting may be convened by any two members in the same manner as nearly as possible as that in which general meetings are to be convened by the directors.

10. The quorum for the transaction of business at any general meeting shall be two members personally present and holding or representing by proxy not less than one tenth of the share capital of the company for the. time being issued and Regulation 42 of Table A shall be modified accordingly.

11. In paragraph (b) of Regulation 46 of Table A the words "two members" are substituted for the words "three members".

12. In Regulation 55 of Table A the words "one hour" are substituted for the words "forty-eight hours" and "twenty-four hours" where the said words respectively occur.

                               VOTES OF MEMBERS
                               ----------------

13. On a show of hands every member present in person and entitled to vote shall have one vote and on a poll every member so entitled shall have one vote for each share of which he is the holder.

                                   DIRECTORS
                                   ---------

14. The names of the first directors of the company shall be determined in writing by the subscribers to the Memorandum of Association or the majority of them.

15. Unless and until otherwise determined by ordinary resolution in general meeting (and then subject to any such determination from time to time) the number of directors shall be not less than two nor more than seven and the directors from time to time shall not be subject to retirement by rotation but shall continue to hold office until removed from office or until that office becomes vacant as the case may be.

16.  A director shall not be required to hold any shares in the company.

17.  (a)   A memorandum in writing signed by all the directors for the time being in Australia and annexed or attached to the directors minute book shall be as effective for all purposes as a resolution of the directors passed at a meeting duly convened held and constituted.

     (b)   Regulation 70(2) of Table A is deleted.

18. The directors shall have power from time to time to determine by whom any cheque bill of exchange promissory note deposit note or other obligation shall be drawn made or accepted or endorsed on behalf of the company.

                         DISQUALIFICATION OF DIRECTORS
                         -----------------------------

19.  The office of a director shall be vacated:

(a)  If he becomes bankrupt or compound with his creditors;

(b)  If he becomes of unsound mind;

(c) If he absents himself from meetings of directors for a period of six consecutive months without special leave of absence from the other directors;

(d) If he becomes prohibited from being a director by reason of any order made under the Companies (Queensland) Code;

(e)  If he gives the company notice in writing that he resigns his office.

But any act done in good faith by a director whose office is vacated as aforesaid shall be valid unless prior to the doing Of such act written notice shall have been served upon the company or an entry shall have been made in the directors' minute book stating that such director has ceased to be a director of the company.

20.  Regulation 65(f) of Table A 13 deleted.

21.  Regulation 65(g) of Table A is deleted.

                             INTERESTED DIRECTORS
                             --------------------

22. No director shall be disqualified by his office from contracting with the company either as vendor purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the company in which any director shall be in any way interested be avoided nor shall any director so contracting or being so interested be liable to account to the company for any profit realized by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established but it is declared that the nature of his interest must be disclosed by him at a meeting of the directors and the secretary shall record such declaration in the minutes of the meeting. Such declaration shall be made at the meeting of the directors at which the contract or arrangement is determined on if his interest then exists or in any other case at the first meeting of directors after the acquisition of his interest. A general notice that a director is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm shall be deemed to be a sufficient declaration of interest in relation to any contract or agreement so made.

23. Any director may as a director or shareholder vote in respect of any contract or arrangement in which he is so interested as aforesaid and may affix the common seal of the company to and execute any document on behalf of the company in respect of any contract as aforesaid.

24. A director of this company may be or become a director officer employee or member of any company promoted by this company or its holding company or in which it may be interested as a vendor shareholder or otherwise and no such director shall be accountable for any benefits received by him in any capacity.

25.  Regulation 71 of Table A is deleted.

                               MANAGING DIRECTOR
                               -----------------

26. The directors may from time to time appoint a managing director or manager and may entrust to and confer upon such managing director or manager all or any of the powers of the directors (excepting the power to make calls forfeit shares borrow money or issue debentures) that they may think fit. But the exercise of all powers by such managing director or manager shall be subject to such regulations and restriction; as the directors may from time to time impose and the said powers may at any time be withdrawn revoked or varied.

                              ALTERNATE DIRECTORS
                              -------------------

27. Each director shall have power to nominate any person whether a member or not (but in the case of a nomination of a person other than a director provided the nominee is approved for that purpose by a majority of the other directors) to act as alternate director in his place during his absence from Queensland or inability to act or attend as such director and at his discretion to remove such alternate director and on such appointment being made the alternate director shall (except as regards share qualification) be subject in all respects to the terms and conditions existing with reference to the other directors and each alternate director while acting in the place of a director shall exercise and discharge all the duties and is entitled to and may exercise all the authorities prerogatives privileges and powers of the director he represents. An alternate director shall not require to hold any shares in the company.

Any instrument appointing an alternate director shall be delivered to and retained by the company and shall as nearly as circumstances will admit be in the form or to the effect following:

     "I,
     a director of
     in pursuance of the Powers in that behalf contained in the Articles of Association of the company hereby nominate
     of                   to act as alternate director of the company in my
     place and stead and to exercise and discharge all my duties and to exercise all my authorities prerogatives privileges and powers as a director of the company during my absence from Queensland (or my inability to act or attend as a director as the case may be).

     As witness my hand this        day of         19  .


                              (Signature of Director)

                              (Witness to Signature)"

If the director making any such appointment as aforesaid shall cease to be a director the person appointed by him shall thereupon cease to have any power or authority to act as an alternate director.

                               BORROWING POWERS
                               ----------------

28. The directors may from time to time at their discretion raise borrow or secure the payment of any sum or sum of money for the purpose of the company.

29. The directors may raise or secure the payment or repayment of such moneys in such manner and Upon such terms and conditions in all respects as they think fit and in particular by the issue of debentures or debenture stock of the company charged upon all or any part- ;f the property of the company both present and future including its uncalled capital for the time being.

30. Debentures debenture stock and other securities may be made assignable free from any equities between the company and the person to whom the same may be issued.

31. Any debentures debenture stock bonds or other securities may be issued at a discount premium or otherwise and with any special privileges as to redemption surrender drawings allotments of shares attending and voting at general meetings of the company appointment of directors and otherwise.

32.  The directors shall cause a proper register to be kept in accordance with
Section 209 of the Companies (Queensland) Code of all mortgages and charges specifically affecting the property of the company and shall duly comply with the requirements of the Companies (Queensland) Code in regard to the registration of mortgages and charges therein specified or otherwise.

33. If any uncalled capital of the company is included in or charged by any mortgage or other security the directors may by instrument under the company's seal authorize the person in whose favour such mortgage or security is executed or any other person in trust for him to make calls on the members in respect of such uncalled capital or to control the making thereof with power to control or veto transfers and to sue in the name of the company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys and the power to delegate shall subsist during the continuance of the mortgage or security notwithstanding any change of directors and shall be assignable if expressed so to be.

                                   DIVIDENDS
                                   ---------

34. The profits of the company available for distribution among the members shall be distributed by way of dividend to shareholders or to the various classes Of shareholders in accordance with the terms of issue of relevant shares or classes of shares as the case may be and in the absence of any contrary provision in the said terms of issue of any of the said shares or classes of shares the said profits shall be distributed by way of dividend to shareholders in proportion to the amount paid up or credited as paid up for the time being on their shares respectively. No amount paid on a share in advance of calls shall while carrying interest be treated for the purpose of this article as paid on the share.

35. If at any time the ordinary share capital of the company is divided into shares of different Classes the company in general meeting may differentiate between those classes as to rate of dividend payable and may exclude one or more classes from participation in the dividend provided however that the holders of shares of the same class shall participate pari passu in proportion to the capital for the time being paid up or credited as paid up thereon in the dividend declared to that class.

36. Any general meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares debentures or debenture stock of the company or paid up shares debentures or debenture stock of any other company or in any one or more of such ways and the directors shall give effect to such resolution. Any general meeting may in any year pass a resolution to the effect that it is desirable to capitalize any sum being part of the undivided profits of the company standing to the credit of the company's reserve fund and/or to the credit of the profit and loss account and accordingly that such sum be distributed as a bonus free of income tax or otherwise amongst the holders of those shares who would be entitled to participate in that sum if it were being distributed as a dividend in proportion to the shares held by them respectively and that the directors be authorized to distribute amongst them unissued ordinary shares in like proportion. When such resolution has been passed the directors may allot and issue such unissued ordinary shares credited as fully paid up to the holders of the said shares in satisfaction of the said bonus and as nearly as may be in proportion to the said shares held by them respectively. Where any difficulty arises in regard to the distribution they may settle the same as they think expedient and in particular may issue fractional certificates and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees upon such trusts for the persons entitled to the dividend as may seem expedient to the directors. Where requisite a proper contract shall be filed in accordance with the Companies (Queensland) Code for the time being and the directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend and such appointments shall be effective.

37. A member who has no registered address in Queensland and has not supplied to the company an address within the State of Queensland for the giving of notices to him shall not be entitled to receive any notices from the company.

                                   INDEMNITY
                                   ---------

38.  (a)   No director manager secretary or other officer of the company acting in good faith and within the scope of his duties or what he believes to be the scope of his duties shall be liable for any loss damage or misfortune which may occur whether the same be occasioned by any mistake error oversight or omission on his part or not.

     (b) Every director manager secretary or other officer of the company shall be entitled to have reimbursed to him out of the funds of the company all traveling, hotel and other expenses which he may from time to time incur in consequence of his attendance at board meetings and otherwise in the discharge or attempted discharge of his duties and be indemnified by the company against all liabilities whatsoever which he may from time to time take upon him elf as agent for the company or for its benefit or intended benefit.

     (c) Nothing herein contained shall be construed to lessen or abrogate any indemnity or protection given or authorized to directors or officers of the company by law.

                                  WINDING UP
                                  ----------

39. In a winding up any part of the assets of the company including any shares in or securities of any other company may with the sanction of an extraordinary resolution of the company be divided among the members of the company in specie or may be vested in trustees for the benefit of such members and the liquidation of the company may be closed and the company dissolved but so that no member shall be compelled to accept any shares whereon there is any liability.

                                INTERPRETATION
                                --------------

40. In these Articles the word "company" when applied otherwise than to this company shall be deemed in so far as the context permits to include any partnership or other body of persons whether corporate or unincorporate and whether domiciled in Queensland or elsewhere and words importing the masculine gender shall be deemed to include the feminine gender and vice versa.

We, the several persons whose names and addresses are subscribed hereunder, being the subscribers to the Memorandum of Association of the company, hereby agree to the foregoing Articles of Association.

DATED this 21st day of September 1989.
-----

SIGNATURE OF SUBSCRIBER            SIGNATURE AND ADDRESS OF WITNESS
-------------------------          --------------------------------

/s/ W. A. ___________________      /s/ ___________________

                                   99 Creek Street
/s/ Charles                        Brisbane

                                   (Witness to both signatures)